                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X])
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             Convergys Corporation
                             ---------------------

                (Name of Registrant as Specified In Its Charter)

                               ----------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                                               [CONVERGYS LOGO]

                         NOTICE OF 2002 ANNUAL MEETING
                              AND PROXY STATEMENT

                               ----------------

                           NOTICE OF ANNUAL MEETING

To The Shareholders:

   The annual meeting of shareholders of Convergys Corporation (the "Company") will be held at the Aronoff Center in the Jarson-Kaplan Theater, 650 Walnut Street, Cincinnati, Ohio, on Tuesday, April 23, 2002, at 11:30 A.M. for the following purposes:

     1. To elect three directors for three-year terms ending in 2005;

     2. To amend the Convergys Corporation 1998 Long Term Incentive Plan;

     3. To approve the Convergys Corporation Annual Executive Incentive Plan;
  and

     4. To act upon such other matters as may properly come before the meeting.

   Shareholders of record at the close of business on February 28, 2002 will be entitled to vote at the meeting and any adjournment thereof.

   It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. Internet or telephone voting instructions are printed on the proxy card sent to you.

                                          /s/ W. H. Hawkins II
                                          W. H. Hawkins II
                                          Secretary

March 8, 2002

                             Convergys Corporation
                             201 East Fourth Street
                                 P. O. Box 1638
                             Cincinnati, Ohio 45201

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about March 18, 2002 in connection with the solicitation of proxies by the Board of Directors of Convergys Corporation (the "Company") for use at the annual meeting to be held on Tuesday, April 23, 2002, at 11:30 A.M. at the Aronoff Center in the Jarson-Kaplan Theater, Cincinnati, Ohio.

   Shares can be voted at the meeting only if the shareholder is represented by proxy or is present in person. A shareholder giving a proxy in the accompanying form retains the power to revoke it by a later appointment received by the Company or by giving notice of revocation to the Company in writing or in open meeting prior to the shares being voted. Such later appointments or notices should be directed to W. H. Hawkins II, Secretary of the Company, at the address set forth above. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted: (1) to elect as directors the persons named as Class I directors on pages 5 and 6; (2) to amend the Convergys Corporation 1998 Long Term Incentive Plan; (3) to approve the Convergys Corporation Annual Executive Incentive Plan and (4) to act upon such other matters as may properly come before the meeting.

   In the event that a broker, bank, custodian, nominee or other record holder of shares indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will be considered as present but not entitled to vote with respect to that matter. An abstention from voting and broker non-votes will be included in determining the presence of a quorum.

   If a shareholder is a participant in the Company's Retirement and Savings Plan and the accounts are registered in the same name, the proxy will also serve as a voting instruction for the trustee of that plan.

   YOUR VOTE IS IMPORTANT. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy card or the information forwarded to you by your bank, broker or other holder of record to see which options are available to you.

                                    GENERAL

   On the record date, February 28, 2002, outstanding voting securities of the Company consisted of 172,662,250 common shares, without par value ("Common Shares"), all of one class. Each Common Share has one vote on each matter presented for action at the meeting. The following table sets forth information, as of the record date, with respect to those persons that the Company believes to be beneficial owners of more than 5% of the Company's voting securities:

        Title of                                 Number of   Percent
          Class     Beneficial Owner(a)        Common Shares of Class
        --------    ------------------------   ------------- --------
      Common Shares Putnam Investments, Inc.    14,013,806     8.1%
                    One Post Office Square
                    Boston, MA 02109

--------
(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or has the right to acquire beneficial ownership of any such security within 60 days.

Section 16 Beneficial Ownership Reporting Compliance

   Ownership of and transactions in Company securities by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934. All executive officers and directors complied with these requirements on a timely basis during 2001.

                               BOARD OF DIRECTORS

General Information

   The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Directors are kept informed of the Company's business by various reports and documents sent to them, as well as by operating and financial reports presented at Board and committee meetings by the Company's officers.

   Meetings of the Board of Directors are scheduled approximately seven times a year, and there is also an organizational meeting following the annual meeting of shareholders. Additional meetings of the Board may be called whenever needed. The Board of Directors of the Company held eight meetings in 2001. Each director attended at least 75% of the total number of meetings of the Board and committees of which he or she was a member.

Committees of the Board

   The committees established by the Board of Directors to assist it in the discharge of its responsibilities are described below. The biographical information on each director, including those nominated for election, which begins on page 5 of this Proxy Statement, identifies the committee memberships currently held by each nominee and each other director.

   The Executive Committee has five members, one of whom is an officer of the Company. The Committee meets on call whenever needed and has authority to act on most matters during the intervals between Board meetings, except for those matters reserved to the full Board of Directors by the Ohio General Corporation Law. The Committee met one time in 2001.

   The Audit Committee has six members, none of whom is an officer or an employee of the Company. The Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of its financial reporting; the Committee also meets with the independent accountants and with appropriate Company financial personnel and internal auditors concerning these matters. The Committee recommends to the Board the appointment of the independent accountants. Both the internal auditors and the independent accountants periodically meet alone with the Committee and have unrestricted access to the Committee. The Committee met six times in 2001.

   The Compensation and Benefits Committee has five members, none of whom is an officer of the Company. The Committee makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and non-employee directors. The Committee also approves the compensation of certain executive officers of the Company and administers the Company's 1998 Long Term Incentive Plan (the "LTIP"). The Committee met four times in 2001.

   The Finance Committee has six members, none of whom is an officer of the Company. The Committee reviews the capital structure of the Company, short-term borrowing limits, proposed financings, options available for the financing of material acquisitions by the Company, pension plan funding and the performance of the portfolio managers. From time to time the Committee makes reports and recommendations to the Board with respect to the foregoing, as it deems appropriate. The Committee met five times in 2001.

   The Governance and Nominating Committee has four members, one of whom is an officer of the Company. The Committee reviews the performance of senior management, recommends candidates for director, monitors the scope and performance of Board committees and suggests to the Board shareholder concerns to be addressed. The Committee met three times in 2001.

Compensation of Directors

   Directors who are also employees of the Company receive no remuneration for serving as directors or committee members. Non-employee directors receive an annual retainer of $26,000 and a meeting fee of $1,000 for each Board and committee meeting attended. The Chairmen of the Audit, Compensation and Benefits, Finance, and Governance and Nominating Committees receive an additional fee of $3,000 per year. Non-employee directors also receive stock options pursuant to the LTIP. Each non-employee director who is first elected or appointed to the Board will receive an option to purchase 17,000 Common Shares. Each non-employee director also will receive an option to purchase 8,500 Common Shares on the day of each annual meeting of shareholders subsequent to his or her initial election or appointment to the Board, provided that he or she continues in office after the annual meeting. The exercise price for each option granted is 100% of the fair market value of the Common Shares on the date of grant.

   Directors may elect to defer the receipt of all or a part of their fees and retainers under the Company's Deferred Compensation Plan for Non-Employee Directors (the "Directors Deferred Compensation Plan"). Amounts so deferred are assumed to be invested as directed by the director in the same type of investments, including Common Shares, as are made available to employees of the Company under the Company's Retirement and Savings Plan. Accounts under the Directors Deferred Compensation Plan will be paid out in cash, in one lump sum or up to ten annual installments, when the director leaves the Board.

Share Ownership of Directors and Officers

   The following table sets forth the beneficial ownership of Common Shares as of February 28, 2002 by each director and named executive officer and by all directors and officers of the Company as a group.

                                              Shares Beneficially
                                                  Owned as of      Percent of
                                               Feb. 28, 2002(a)   Common Shares
                                              ------------------- -------------
      John F. Barrett(b)(c)..................         88,885             *
      Judith G. Boynton......................         62,809             *
      Gary C. Butler.........................         49,500             *
      David B. Dillon........................         38,000             *
      David F. Dougherty(b)..................        745,728             *
      Eric C. Fast...........................         37,311             *
      Joseph E. Gibbs........................         40,500             *
      Roger L. Howe..........................        130,325             *
      Robert J. Marino(b)....................        709,259             *
      Steven C. Mason........................         64,913             *
      Philip A. Odeen........................         35,361             *
      James F. Orr...........................      2,629,928           1.5%
      Sidney A. Ribeau.......................         17,000             *
      Steven G. Rolls........................        482,423             *
      Brian H. Rowe..........................         78,168             *
      Ronald E. Schultz......................        360,236             *
      James M. Zimmerman.....................         19,625             *
      All directors and officers as a group
       (consisting of 26 persons, including
       those named above)....................      7,006,755           4.0%

--------
*  less than 1 percent

(a) Includes Common Shares subject to outstanding options which are exercisable by such individuals within 60 days. The following options are included in the totals: 2,094,578 Common Shares for Mr. Orr; 595,224 Common Shares for Mr. Dougherty; 558,224 Common Shares for Mr. Marino; 377,131 Common Shares for Mr. Rolls; 300,600 Common Shares for Mr. Schultz; 80,300 Common Shares for Mr. Barrett; 64,300 Common Shares for Mr. Rowe; 60,300 Common Shares each for Mrs. Boynton and Mr. Mason; 41,500 Common Shares for Mr. Butler; 34,000 Common Shares each for Messrs. Dillon and Odeen; 28,500 Common Shares for Mr. Howe; 25,500 Common Shares each for Messrs. Fast and Gibbs; and 17,000 Common Shares each for Messrs. Ribeau and Zimmerman.

(b) Includes Common Shares held directly by members of the director's or officer's family who have the same home as the director or officer but as to which the director or officer disclaims beneficial ownership: 1,568 for Mr. Barrett; 2,200 for Mr. Dougherty; 100 for Mr. Marino; and 6,169 for other officers.

(c) Does not include Common Shares held by The Western and Southern Life Insurance Company of which Mr. Barrett is President and Chief Executive Officer. Mr. Barrett disclaims beneficial ownership of those shares.

                             ELECTION OF DIRECTORS
                           (Item 1 on the Proxy Card)

   The Board of Directors of the Company presently consists of thirteen members, one of whom is an officer of the Company. The Company's Amended Articles of Incorporation require that the directors be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected for a three-year term. The terms of the Class I directors expire in 2002. Brian H. Rowe, a director since 1998, is not standing for re-election in accordance with the Company's policy that non-employee directors are not eligible for re-election after attaining age 70. Judith G. Boynton, a director since 1998, is not standing for re-election due to time constraints. The Board of Directors has decided not to replace Mrs. Boynton or Mr. Rowe at this time. There will be eleven directors after the annual meeting. The Board of Directors has nominated David B. Dillon, Eric C. Fast and Sidney A. Ribeau for election as directors in Class I to serve until the 2005 annual meeting of shareholders.

   It is intended that shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for a particular nominee, please so indicate on the proxy card.) If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominee or nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees would be unavailable or unable to serve.

   For each director of the Company, including those nominated for election, there follows a brief listing of principal occupation during at least the past five years, other major affiliations and age on the date of this Proxy Statement.

   The Board of Directors recommends a vote "FOR" each of the nominees listed below.

                         NOMINEES FOR CLASS I DIRECTORS
                          (Terms will expire in 2005)

[Photo-David B. Dillon]  David B. Dillon, President and Chief Operating
                         Officer of The Kroger Co. since 2001; President, 1998-2001; President and Chief Operating Officer, 1995-1998. Director of The Kroger Company. Director of the Company since March 2000; member of the Finance Committee. Age 50.


[Photo-Eric C. Fast]     Eric C. Fast, President and Chief Executive Officer
                         of Crane Co. since April 2001, President and Chief
                         Operating Officer, 1999-2001; Co-Head of Global
                         Investment Banking, Salomon Smith Barney, 1997-2000;
                         Co-Head of Global Investment Banking, Salomon
                         Brothers Inc., 1984-1997. Director of Crane Co.
                         Director of the Company since August 2000; member of the Audit Committee and the Finance Committee. Age
                         52.

[Photo-Sidney A. Ribeau] Sidney A. Ribeau, President of Bowling Green
                         University since 1995. Director of The Andersons, Inc. and Worthington Industries, Inc. Director of the Company since August 2001; member of the Audit Committee. Age 53.


                               CLASS II DIRECTORS
                             (Terms expire in 2003)

[Photo-John F. Barrett]  John F. Barrett, President and Chief Executive
                         Officer of The Western and Southern Life Insurance Company since 1994. Director of The Western and Southern Life Insurance Company, The Fifth Third Bancorp and its subsidiary, The Fifth Third Bank, and The Andersons, Inc. Director of the Company since May 1998; Chairman of the Finance Committee; member of the Compensation and Benefits Committee and the Executive Committee. Age 52.


[Photo-Joseph E. Gibbs]  Joseph E. Gibbs, Chairman, Gibbs Investments since
                         January 2002; Co-Founder, Vice Chairman, President and Chief Executive Officer of TGC, Inc. (The Golf Channel) since 1995. Director of TGC, Inc. and Acme Paging. Director of the Company since December 2000; member of the Finance Committee. Age 53.


[Photo-Steven C. Mason]  Steven C. Mason, Retired Chairman of the Board and
                         Chief Executive Officer of Mead Corporation since 1997; Chairman of the Board and Chief Executive Officer, 1992-1997. Director of PPG Industries, Inc. and Elder-Beerman Stores. Director of the Company since May 1998; Chairman of the Compensation and Benefits Committee; member of the Executive Committee and the Governance and Nominating Committee. Age 66.

[Photo-James F. Orr]     James F. Orr, Chairman of the Board of the Company
                         since April 2001; President and Chief Executive
                         Officer since 1998; Chief Operating Officer and a
                         Director of Cincinnati Bell Inc., 1996-1998; Chairman of Convergys Information Management Group Inc. since
                         1996; Chairman of Convergys Customer Management Group
                         Inc. since 1997. Director of Becton Dickinson and
                         Company and Ohio National Life Insurance Company.
                         Director of the Company since May 1998; Chairman of the Executive Committee. Age 56.


                              CLASS III DIRECTORS
                             (Terms expire in 2004)

[Photo-Gary C. Butler]   Gary C. Butler, President and Chief Operating Officer
                         of Automatic Data Processing, Inc. since 1998; Group
                         President of the Employer Services Group, 1995-1998.
                         Director of Automatic Data Processing, Inc. and
                         Liberty Mutual Group. Director of the Company since
                         January 1999; member of the Finance Committee and the Compensation and Benefits Committee. Age 55.


[Photo-Roger L. Howe]    Roger L. Howe, Retired Chairman of the Board of U.S.
                         Precision Lens, Inc. since 1998; Chairman of the
                         Board, 1988-1998. Director of Cintas Corporation and
                         U.S. Bancorp. Director of the Company since May 1998;
                         Chairman of the Governance and Nominating Committee;
                         member of the Audit Committee and the Executive
                         Committee. Age 67.


[Photo-Philip A. Odeen]  Philip A. Odeen, Non-Executive Chairman and Interim
                         Chief Executive Officer of TRW Inc. since February 2002; Executive Consultant of TRW Inc., January-February 2002; Executive Vice President of TRW Inc., 1997-2001; President and Chief Executive Officer of BDM International, Inc., 1992-1997. Director of The Reynolds and Reynolds Company and Washington Gas Light Company. Director of the Company since March 2000; member of the Audit Committee and the Governance and Nominating Committee. Age 66.

[Photo-James M. Zimmerman]James M. Zimmerman, Chairman and Chief Executive
                          Officer of Federated Department Stores, Inc. since 1997; President and Chief Operating Officer 1988-1997. Director of Federated Department Stores, Inc., The Chubb Corporation, H. J. Heinz Company and Goodyear Tire and Rubber Company. Director of the Company since June 2001; member of the Compensation and Benefits Committee. Age 58.

                         APPROVAL OF AMENDMENTS TO THE
              CONVERGYS CORPORATION 1998 LONG TERM INCENTIVE PLAN
                             (Item 2 on Proxy Card)

   On February 26, 2002, the Board of Directors adopted, subject to shareholder approval, amendments to the Company's 1998 Long Term Incentive Plan (the "LTIP") pursuant to which: (i) the number of the Company's common shares, without par value (the "Common Shares"), reserved for issuance under the LTIP will be increased from its current level of 30,000,000 to 38,000,000, and (ii) the class of persons who are eligible to receive grants under the LTIP will expand to include non-employee members of foreign advisory boards.

   In 1998 the Company was formed from two operating divisions of Cincinnati Bell Inc. ("CBI"). The Company went public in the same year by conducting an initial public offering of its securities (the "IPO"). The LTIP was first approved and became effective on July 20, 1998. The shareholders of the Company again ratified the LTIP at the annual meeting of shareholders held on April 25, 2000. Upon approval of the LTIP in 1998, there were 30,000,000 Common Shares reserved for issuance under its terms. Promptly upon commencement of the LTIP, 11,956,407 stock options or restricted shares were issued to Company employees in exchange for shares or stock options previously issued to them by CBI. This immediately reduced the number of Common Shares available for issuance under the LTIP to 18,043,593. As of February 28, 2002, 7,245,115 Common Shares were available for issuance under the LTIP. Approximately 1,700 employees of the Company and its subsidiaries are eligible to participate in the LTIP, including all of the executive officers of the Company.

   To further align the interests of our employees with our shareholders, the employee bonus plan for certain employees has been changed to provide that a portion of the employee's bonus, which previously would have been paid in cash, will be paid in stock options. This should provide greater motivation for these employees to drive the long-term financial success of the Company.

   The Company has also approved a plan to utilize one or more non-employee advisory boards to assist in advancing the Company's business interests outside of the United States. The members of the foreign advisory board(s) will be carefully chosen for their business acumen and abilities in foreign markets. They will not be employees or hold any official position with the Company, but they will act as advisors to the Company's senior management. The amendment to the LTIP described herein will allow the senior management of the Company, by delegation from the Compensation and Benefits Committee of the Board of Directors (the "Compensation Committee"), to make grants under the LTIP to non-employee advisors who participate in a foreign advisory board.

   The Board of Directors believes that grants of options and other stock-based awards have been, and will continue to be, an important element in attracting and retaining key employees and others who are necessary to the Company's future growth and success. The Board of Directors believes that the proposed amendments to the LTIP are necessary to accomplish these goals and will keep the Company's equity incentive compensation at least on a par with that of its competitors.

   The following is a summary of the material terms and provisions of the LTIP, including the amendments proposed above. This summary is qualified in its entirety by reference to the complete text of the LTIP, as proposed to be amended, which is attached hereto as Appendix I (the "Amended LTIP"). To the extent there is a conflict between this summary and the Amended LTIP, the terms of the Amended LTIP will govern.

Purposes of the Amended LTIP

   The purposes of the Amended LTIP are to further the long term growth of the Company by offering competitive incentive compensation related to long term performance goals to those persons who will be largely responsible for planning and directing such growth, to reinforce the commonality of interest between the Company's shareholders and the participants in the Amended LTIP and to aid in attracting and retaining employees of outstanding abilities and specialized skills.

Administration

   The Compensation Committee administers the Amended LTIP and selects the persons who are eligible to receive awards under the Amended LTIP. The Compensation Committee may delegate to one or more members of the senior management of the Company the authority to make awards to employees of the Company who are not officers or directors of the Company and to non-employee advisors.

Shares Available

   A total of 38,000,000 Common Shares are reserved for issuance under the Amended LTIP. Of this number, a maximum of 15,000,000 Common Shares may be issued in conjunction with incentive stock options ("ISOs") and not more than 3,000,000 Common Shares may be issued to any one person. Any Common Shares issued under the Amended LTIP may consist, in whole or in part, of authorized and unissued Common Shares or Common Shares held as treasury shares or Common Shares purchased in the open market. If any Common Shares subject to any award are forfeited or the award terminates without the issuance of such Common Shares, the Common Shares subject to such award, to the extent of any such forfeiture or termination, will again be available for grant.

Types of Awards

   Awards under the Amended LTIP may be in any one or a combination of the following: (a) stock options, including ISOs, (b) stock appreciation rights ("SARs"), in tandem with stock options or free standing, (c) restricted stock,
(d) performance shares and performance units conditioned upon meeting certain performance criteria and (e) other awards valued in whole or in part by reference to or otherwise based on Common Shares or other securities of the Company or any of its subsidiaries ("other stock unit awards"). In addition, in connection with any award or deferred award, payments may also be made representing dividends or interest or their equivalents.

Stock Options

   The Amended LTIP provides that the purchase price of Common Shares purchasable under any stock option shall be determined by the Compensation Committee; provided that the purchase price of any ISO's shall not be less than 100% of the fair market value of the Common Shares on the date that the option is granted. Payment of the purchase price for option shares must be made in cash or by delivery of other Common Shares of the Company or other property, or a combination thereof, having a fair market value equal to the purchase price of the option shares.

   The period of any option shall be determined by the Compensation Committee, but no ISO may be exercised later than 10 years after the date of grant. The aggregate fair market value, determined at the date of grant of the ISO, of Common Shares for which ISOs are exercisable for the first time during any calendar year as to any participant shall not exceed the maximum limitation as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Stock Appreciation Rights

   A SAR represents the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of the Common Shares on the date of exercise of the SAR exceeds the grant price of the SAR. The grant price (which shall not be less than the fair market value of the Common Shares on the date of the grant) and other terms of the SAR shall be determined by the Compensation Committee. A SAR may be granted free-standing or in tandem with new options or after the grant of a related option which is not an ISO. Upon the exercise of a SAR, payment may be made in cash, Common Shares or other property, or a combination thereof, as the Compensation Committee shall determine.

Restricted Stock

   Restricted stock will consist of Common Shares which are subject to such conditions, restrictions and limitations as the Compensation Committee determines to be appropriate. Restricted stock will be awarded without consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Compensation Committee decides otherwise. With respect to Common Shares awarded as restricted stock, the recipient shall have all rights of a shareholder of the Company, including the right to vote and the right to receive cash dividends, unless the Compensation Committee shall otherwise determine. Any Common Shares issued with respect to restricted stock as a result of a stock split, stock dividend or similar transaction shall be restricted to the same extent as such restricted stock, unless otherwise determined by the Compensation Committee. Upon termination of the participant's employment during the restriction period, all restricted stock shall be forfeited subject to such exceptions, if any, as are authorized by the Compensation Committee as to termination of employment, retirement, disability, death or special circumstances.

Performance Shares and Units

   The Amended LTIP permits the grant of performance shares and performance units ("performance awards") as additional compensation to participants for services to the Company or one of its subsidiaries based on performance periods and performance goals established by the Compensation Committee for the Company or any subsidiary of the Company. Payment of performance awards may be made in cash, Common Shares or other property, or a combination thereof, as the Compensation Committee shall determine. There may be more than one award in existence at any one time and performance periods may differ. Recipients of performance awards are not required to provide consideration other than the rendering of service, unless the Compensation Committee decides otherwise.

Other Stock Unit Awards

   The Amended LTIP permits the award of other stock unit awards, either alone or in addition to other awards granted under the Amended LTIP, subject to such conditions, restrictions, and limitations as the Compensation Committee determines to be appropriate. Other stock unit awards are awards of Common Shares or other securities of the Company and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company. Other stock unit awards may be paid in cash, Common Shares or other property, or a combination thereof, as the Compensation Committee shall determine.

Grants to Non-Employee Directors

   Under the Amended LTIP, awards of stock options (other than ISOs) and restricted stock may be made to directors who are not employees of the Company. With respect to any awards to non-employee directors, the Board of Directors will exercise the powers otherwise reserved to the Compensation Committee under the Amended LTIP, including authority to select the non-employee directors who will receive awards, to select the types of awards and to impose limitations, conditions and restrictions on the awards as the Board of Directors may deem appropriate.

Grants to Non-Employee Advisors

   Under the Amended LTIP, awards (other than ISOs) may be made to non-employee advisors who participate in a foreign advisory board. With respect to any grants to non-employee advisors, the Compensation Committee has authority to select the non-employee advisors who will receive awards, to select the types of awards, and to impose limitations, conditions and restrictions on the awards as the Compensation Committee may consider appropriate.

Change of Control

   In the event of a change in control of the Company, all outstanding stock options and SARs shall become exercisable in full, the restrictions applicable to any Common Shares awarded as restricted stock shall lapse and a pro rata portion of all outstanding performance awards and other stock unit awards shall be paid within five days after the change in control. The Amended LTIP change in control provisions may not be amended on or subsequent to a change in control without the consent of the participants who would be adversely affected by the amendment.

Amendment and Termination

   The Amended LTIP may be amended or terminated by the Board of Directors of the Company, provided that no such action shall impair the rights of a participant without the participant's consent and provided that no amendment shall be made without shareholder approval which shall (a) increase the total number of Common Shares reserved for issuance under the Amended LTIP, the total number of Common Shares which may be issued upon the exercise of ISOs or the total number of Common Shares which may be issued to any one individual or (b) change the class of persons eligible to receive awards under the Amended LTIP.

Federal Income Tax Consequences

   The following are the federal income tax consequences generally arising with respect to awards granted under the Amended LTIP. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an option other than an ISO or SAR, the optionee must recognize ordinary income equal to the difference between the exercisable price and the fair market value of the Common Shares on the date of exercise; the Company will be entitled to a deduction for the same amount. The treatment to an optionee of a disposition of Common Shares acquired through the exercise of an option depends on how long the Common Shares have been held and on whether such Common Shares were acquired by exercising an ISO or by exercising an option other than an ISO or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of Common Shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of Common Shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

   With respect to other awards granted under the Amended LTIP that are settled either in cash or in Common Shares or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of Common Shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in Common Shares or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the Common Shares or other property received at the first time the Common Shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE CONVERGYS CORPORATION 1998 LONG TERM INCENTIVE PLAN INCREASING THE NUMBER OF COMMON SHARES RESERVED FOR ISSUANCE THEREUNDER AND EXPANDING THE DEFINITION OF THE PERSONS WHO ARE ELIGIBLE TO RECEIVE GRANTS UNDER THE LTIP TO INCLUDE NON-EMPLOYEE MEMBERS OF THE FOREIGN ADVISORY BOARD(S). A MAJORITY OF THE COMMON SHARES REPRESENTED AT THE ANNUAL MEETING, IN PERSON OR BY PROXY, IS NECESSARY FOR APPROVAL OF THE AMENDMENT.

       APPROVAL OF CONVERGYS CORPORATION ANNUAL EXECUTIVE INCENTIVE PLAN
                           (Item 3 on the Proxy Card)

   On February 26, 2002, the Board of Directors adopted, subject to shareholder approval, the Annual Executive Incentive Plan (the "Plan"), as set forth below. The Plan is a compensation plan designed to provide the Chief Executive Officer and other executive officers with incentive compensation based upon the achievement of objective performance goals. The purpose of the Plan is to advance the interests of the Company and shareholders by attracting and retaining key senior executives and by encouraging these executives to contribute to the continued success of the Company. Upon shareholder approval, and if the applicable performance goals are satisfied and properly certified, this proposal would enable the Company to pay performance-based bonuses to the Chief Executive Officer and other executive officers and to obtain tax deductions for such payments, without regard to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                        Annual Executive Incentive Plan

Eligibility

   The Annual Executive Incentive Plan (the "Plan") applies to the Chief Executive Officer and other executive officers selected by the Compensation and Benefits Committee of the Board of Directors (the "Compensation Committee").

Purpose

   The Board intends that payments under the Plan will qualify as performance-based compensation within the meaning of Section 162(m) of the Code. The Plan has been designed by the Compensation Committee to meet these criteria.

Performance Criteria

   Performance criteria upon which payments under the Plan will be based shall be measured in terms of one or more of the following objectives, described as they relate to Company-wide objectives or of a subsidiary, division, department or function of the Company: earnings per share, stock price, shareholder return, return on investment, return on capital, earnings before interest, taxes, depreciation and amortization, gross or net profits, gross or net revenues, market share, sales, costs, client retention or attraction, or any combination of the foregoing. Maintaining the status quo or limiting economic losses can be appropriate goals.

   In computing any of the foregoing, unless determined otherwise by the Compensation Committee in respect of any particular performance criteria no later than the time that such performance criteria is established, there shall be an adjustment to reflect, to the extent applicable, (i) the cumulative effects of changes in generally accepted accounting principles, (ii) gains and losses from discontinued operations, (iii) extraordinary gains and losses and
(iv) any other unusual or nonrecurring gains or losses that are separately identified in the Company's financial statements, including merger-related charges.

   Each year the Compensation Committee shall specify the performance criteria to be achieved, a minimum acceptable level of achievement below which no payment will occur, and a formula for determining the amount of any payment to occur if performance is at or above the minimum acceptable level but falls short of full achievement of the specified performance criteria.

   If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance criteria to be unsuitable, the Compensation Committee may modify such performance criteria or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a payment under the Plan to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code. In addition, at the time performance criteria are established, the Compensation Committee is authorized to determine the manner in which the performance criteria will be calculated or measured to take into account certain factors over which the participant has no control or limited control including changes in industry margins, general economic conditions, interest rate movements and changes in accounting principles.

Amount of Payment

   The Compensation Committee, based upon information to be supplied by management of the Company, will establish for each year, a target bonus amount and performance criteria for each eligible executive and communicate such amount and criteria in writing to such eligible executive prior to or within the first 90 days of the year for which such bonus may be paid. Bonuses will be earned by eligible executives based upon the level of attainment of the applicable performance criteria during the applicable year; provided that the Compensation Committee may reduce the amount of any target bonus in its sole and absolute discretion. Notwithstanding any other provision of the Plan to the contrary, the maximum value of any bonus award payable to any one executive under the Plan for any year shall be $2,000,000. The Black-Scholes method will be used in determining the value of any portion of an award paid in the form of stock options. As soon as practicable after the end of the applicable year, the Compensation Committee shall determine and certify the level of attainment of the performance criteria for each eligible executive and the bonus to be paid to each eligible executive.

Form and Timing of Payment

   Awards may be paid in the form of cash, stock options or other awards authorized under the 1998 Long Term Incentive Plan, or a combination thereof. Awards shall be paid as soon as practicable following the end of the year, unless payment is deferred at the election of the eligible executive pursuant to a deferred compensation arrangement maintained by the Company.

Administration

   The Plan is administered by the Compensation Committee, which is composed solely of three or more independent directors who are not eligible to participate in the Plan.

Amendment

   The Board may amend or terminate the Plan at any time. However, no amendment shall increase the maximum award to an eligible executive without the consent of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CONVERGYS CORPORATION ANNUAL EXECUTIVE INCENTIVE PLAN. A MAJORITY OF THE COMMON SHARES REPRESENTED AT THE ANNUAL MEETING, IN PERSON OR BY PROXY, IS NECESSARY FOR APPROVAL OF THE PLAN.

                             AUDIT COMMITTEE REPORT

   In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2001, the Committee met six times, and the Chairperson, as representative of the Committee, discussed the interim financial information contained in each quarterly Form 10-Q with the Chief Financial Officer, the Controller and the independent accountants prior to its filing period.

   In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1 entitled "Independence Discussions with Audit Committees." In accordance with the foregoing standard, the Committee discussed with the accountants that no relationships exist that may impact their objectivity and independence and satisfied itself as to the accountants' independence. The Committee also considered the compatibility of non-audit services with the accountants' independence as further described herein under the heading "Appointment of Independent Accountants." The Audit Committee has determined that the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP as the Company's independent accountants.

   The Committee discussed with management, the internal auditors and the independent accountants the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent accountants and the internal auditors their audit plans, audit scope and identification of audit risks.

   The Committee discussed and reviewed with the independent accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent accountants' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

   The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001 with management and the independent accountants. Management has the responsibility for the preparation of the Company's financial statements and the independent accountants have the responsibility for the examination of those statements.

   Based on the above-mentioned review and discussions with management and the independent accountants, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent accountants and the Board approved such recommendation.

   The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix II to this Proxy Statement. No member of the Audit Committee has any relationship with the Company that would interfere with the exercise of that member's independence from the Company and its management. Each of the members of the Audit Committee qualifies as an "independent" director under the current standards promulgated by the New York Stock Exchange.

                                       Audit Committee

                                       Judith G. Boynton, Chairperson
                                       Eric C. Fast
                                       Roger L. Howe
                                       Philip A. Odeen
                                       Sidney A. Ribeau
                                       Brian H. Rowe

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation and Benefits Committee has the responsibility to review annually and recommend to the Board compensation and benefits for the Chief Executive Officer. The Compensation Committee reviews and approves the compensation and benefits for the Company's Chief Development Officer, the Chief Financial Officer, the Presidents of Convergys Information Management Group Inc. ("IMG") and Convergys Customer Management Group Inc. ("CMG") and other executive officers.

Executive Compensation Principles

   The executive compensation program established by the Company's Compensation and Benefits Committee is based on the following principles: (a) compensation should be related to performance and should be comparable to the compensation provided by a select group of high performing growth companies; (b) individual compensation targets should be competitive with selected survey groups and provide significant incentives for superior Company performance; (c) compensation should align the interests of the executive officers with the interests of the Company's shareholders; and (d) compensation should enable the Company to attract and retain the management necessary to lead and manage a high growth services company.

   Compensation levels for executive officers are benchmarked to the outside market using information from industry surveys provided by outside consultants. The outside market is defined as a select group of leading high performing growth companies, including those with whom the Company competes for executive talent.

Components of Executive Compensation

   The three components of the total compensation program are:

  . Base Salary

  . Annual Incentive Bonus

  . Long Term Incentives

   Base Salaries. Base salary ranges for the named executive officers are set at levels that are comparable to similar positions at other companies with whom we compare for compensation purposes. Individual salaries are adjusted as needed based on individual performance and on the results of our market surveys.

   Annual Incentives. The annual bonuses for the Chief Executive Officer and the Chief Financial Officer are based on Company Earnings Per Share ("EPS") and personal performance. The annual bonuses of the Chief Development Officer, the President of IMG and the President of CMG are based on EPS, subsidiary operating income and personal performance.

   Long Term Incentives. The executive officers' long term incentives are in the form of stock options and restricted stock under the LTIP. Annual grants are adjusted based on individual performances.

   The relative weight given to each element of total direct compensation (base salary, annual bonus and long term incentives) is intended to favor long term incentives over annual bonuses.

Compensation of the Chief Executive Officer

   As Chairman, President and Chief Executive Officer of the Company, based upon the Company's actual EPS results and evaluation of his personal performance, Mr. Orr received the base salary and annual bonus shown in the table on page 18. In January 2001, he received the options to purchase Common Shares shown in the table on page 19.

Stock Ownership Guidelines

   To further align the interests of the Company's executive officers with those of the Company's shareholders, the Company's Compensation and Benefits Committee has established Common Share ownership guidelines for the Company's senior executives.

Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code limits the deduction for compensation paid to the Company's named executives. The Company's Compensation and Benefits Committee intends to maximize the amount of compensation expense that is deductible by the Company when it is appropriate and in the best interests of the Company and its shareholders. There is a proposal in this Proxy Statement for the approval of an annual incentive plan that would exempt future compensation paid through the plan from the deductibility limits under
Section 162(m).

                                       Compensation and Benefits Committee

                                       Steven C. Mason, Chairman
                                       John F. Barrett
                                       Gary C. Butler
                                       Brian H. Rowe
                                       James M. Zimmerman

                             EXECUTIVE COMPENSATION

I. Summary Compensation Table

   The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                                   Annual Compensation           Long-Term Compensation
                              ------------------------------ ----------------------------------
                                                                    Awards             Payouts
                                                             ------------------------ ---------
                                                                           Securities Long-Term
                                                Other Annual Restricted    Underlying Incentive  All Other
Name and                       Salary   Bonus   Compensation   Stock        Options    Payouts  Compensation
Principal Position       Year   ($)      ($)        ($)      Awards ($)       (#)      ($)(d)      ($)(a)
------------------       ---- -------- -------- ------------ ----------    ---------- --------- ------------
James F. Orr............ 2001 $880,000 $311,713        (b)   $       0       306,000  $      0    $449,027
 Chairman, President and 2000  825,000  650,813        (b)           0       305,690         0      55,988
 Chief Executive Officer 1999  765,000  509,565        (b)           0       260,488  $775,483      31,844

David F. Dougherty...... 2001 $440,000 $120,577        (b)   $       0       100,000        $0    $129,147
 Chief Development       2000
  Officer                      410,000  254,876        (b)           0       125,000         0      16,142
                         1999  360,000  135,258        (b)           0        79,524  $541,669      11,503

Robert J. Marino........ 2001 $400,000 $181,712        (b)   $       0        90,000  $      0    $133,077
 President, Information  2000  385,000  189,755        (b)           0        90,000         0      20,301
 Management Group        1999  360,000  134,990        (b)           0        79,524  $167,567      25,235

Steven G. Rolls......... 2001 $380,000 $ 87,514        (b)   $       0        90,000  $      0    $ 90,418
 Chief Financial Officer 2000  340,000  160,189        (b)           0        75,000         0      18,773
                         1999  320,000  143,242        (b)           0        70,131         0       5,333

Ronald E. Schultz....... 2001 $375,000 $ 58,363        (b)   $       0        70,000  $      0    $ 44,437
 President, Customer     2000  330,000  175,507        (b)           0        35,000         0      18,064
 Management Group        1999  255,417   36,810        (b)   1,106,240(c)     75,000         0       9,378

--------
(a) Represents Company contributions to defined contribution savings plans and to the Executive Deferred Compensation Plan described on page 22.

(b) Does not include the value of perquisites and other personal benefits because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for that year.

(c) Restricted stock holdings as of December 31, 2001 for Mr. Schultz were 45,400 Common Shares with a value of $1,716,347.

(d) Cashouts of performance shares under Cincinnati Bell Inc.'s Long Term Incentive Plan in conjunction with the Company's spin-off from Cincinnati Bell Inc. in 1998.

II. Grants of Stock Options

   The following table shows all options to purchase Common Shares granted to the named executive officers during the fiscal year ended December 31, 2001.

                                                                                            Potential Realizable Value
                                                                                             at Assumed Annual Rates
                               Number of         % of Total                                of Stock Price Appreciation
                         Securities Underlying Options Granted Exercise Or                      for Option Term(b)
                            Options Granted    to Employees In Base Price                  ----------------------------
Name                            (#)(a)           Fiscal Year     ($/Sh)    Expiration Date      5%            10%
----                     --------------------- --------------- ----------- --------------- ------------- --------------
James F. Orr............        306,000             7.97%        $43.625       1/2/11         $8,395,110    $21,420,612
David F. Dougherty......        100,000             2.60%        $43.625       1/2/11         $2,743,500 $    7,000,200
Robert J. Marino........         90,000             2.34%        $43.625       1/2/11         $2,469,150 $    6,300,180
Steven G. Rolls.........         90,000             2.34%        $43.625       1/2/11         $2,469,150 $    6,300,180
Ronald E. Schultz.......         70,000             1.82%        $43.625       1/2/11         $1,920,450 $    4,900,140

--------
(a) The material terms of the options granted are: grant type, non-statutory; grant price, fair market value on grant date; exercisable 25% after one year, an additional 25% after the second year and the remaining 50% after the third year; term of grant, 10 years; except in case of retirement, disability or death, any unexercisable options are cancelled upon termination of employment.

(b) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's Common Shares will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10% (total appreciation of 62.8% and 160.5%) resulting in values of approximately $71.06 and $113.62. They are not intended, however, to forecast possible future appreciation, if any, in the price of the Company's Common Shares. The total of all stock options granted to employees, including executive officers, during fiscal 2001 was approximately 2.22% of the total Common Shares outstanding during the year. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since these stock options are not freely transferable, there are no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options for proxy disclosure purposes.

III. Aggregate Option Exercises

   The following table shows aggregate option exercises by the named executive officers in the last fiscal year and fiscal year-end values:

                                                      Number of Securities
                                                     Underlying Unexercised  Value of Unexercised
                                                           Options at       In-the-Money Options at
                                                           FY-End (#)            FY-End($)(a)
                         Shares Acquired   Value        Exercisable (E)/       Exercisable (E)/
Name                      on Exercise(#) Realized($)   Unexercisable (U)       Unexercisable (U)
----                     --------------- ----------  ---------------------- -----------------------
James F. Orr............     30,000       $818,100        (E)1,077,316           (E)21,855,803
                                                          (U)  799,262           (U) 6,976,886
David F. Dougherty......          0              0        (E)  246,337           (E) 4,698,912
                                                          (U)  273,887           (U) 2,160,957
Robert J. Marino .......     15,000       $448,895        (E)  252,587           (E) 5,100,750
                                                          (U)  237,637           (U) 2,098,910
Steven G. Rolls.........          0              0        (E)   88,100           (E) 1,618,205
                                                          (U)  142,500           (U) 1,046,185
Ronald E. Schultz ......     27,000       $647,301        (E)  109,315           (E) 1,967,319
                                                          (U)  199,816           (U) 1,433,787

--------
(a) Values stated for the options are based on the fair market value (average of the high and low) of $37.805 per share of the Common Shares on the New York Stock Exchange on December 31, 2001.

IV. Long-Term Incentive Plan Awards Table

   Since no awards pursuant to any long-term incentive plans were made to any named executive officer in the fiscal year ended December 31, 2001, no table has been included.

V. Defined Benefit or Actuarial Plan Disclosure

   All of the named executive officers of the Company participate in both the Company's Pension Plan and a non-qualified pension plan known as the Supplemental Executive Retirement Plan (the "SERP").

   Under the SERP, a participant's pension at retirement is 55% of the participant's average monthly compensation reduced by benefits payable under the Pension Plan, including amounts which are intended to supplement or be in lieu of benefits under the Pension Plan. The compensation averaging period is the high 36 month period during the 60 month period preceding retirement, there is a reduction of 2.5% of the amount determined under the preceding sentence for each year by which the sum of the participant's years of age and years of service at retirement total less than 75, and no benefits are payable if the participant leaves prior to attaining age 55 and completing at least 10 years of service except in the case of death or change in control. In the discretion of the Compensation Committee, the age and service requirements of the SERP may be waived.

   The benefit formula under the Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant's attained age and covered compensation for the year. To the extent that a participant's covered compensation exceeds the Social Security wage base, additional pension credits are given for such excess compensation. The following chart shows the pension credits which will be given at the ages indicated:

      Attained Age                  Pension Credits
      ------------                  ---------------
      Less than 30 years..........  2.50% of total covered compensation plus
                                    2.50% of excess compensation
      30 but less than 35 years...  2.75% of total covered compensation plus
                                    2.75% of excess compensation
      35 but less than 40 years...  3.25% of total covered compensation plus
                                    3.25% of excess compensation
      40 but less than 45 years...  4.00% of total covered compensation plus
                                    4.00% of excess compensation
      45 but less than 50 years...  5.25% of total covered compensation plus
                                    5.25% of excess compensation
      50 but less than 55 years...  6.50% of total covered compensation plus
                                    6.50% of excess compensation
      55 or more years............  8.00% of total covered compensation plus
                                    8.00% of excess compensation

   At the end of each year, a participant's account is also credited with assumed interest at the rate of 8% per annum for 2001, 6.5% per annum for 2002, and 4% per annum for subsequent years. At retirement or other termination of employment, an amount equivalent to the balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or annuity.

   If Messrs. Orr, Dougherty, Marino, Schultz and Rolls continue in employment and retire at the normal retirement age of 65, their estimated straight life annuity annual pension amounts under both the Pension Plan and the SERP combined, would be: $722,717 for Mr. Orr, $315,464 for Mr. Dougherty, $302,767 for Mr. Marino, $225,701 for Mr. Schultz and $262,340 for Mr. Rolls. These annual pension amounts would be reduced: in the case of Mr. Orr (age 56 and thirteen years of service), if he retires prior to age 59; in the case of Mr. Dougherty (age 45 and eleven years of service), if he retires prior to age 55; in the case of Mr. Marino (age 54 and six years of service), if he retires prior to age 62; in the case of Mr. Schultz (age 47 and six years of service), if he retires prior to age 58; and in the case of Mr. Rolls (age 47 and four years of service), if he retires prior to age 59.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

   The Company has entered into Employment Agreements with Messrs. Orr, Dougherty, Marino and Rolls which provide for their employment and retention for four years commencing on August 13, 1998 (June 1, 1998 in the case of Mr. Rolls), subject to automatic one year extensions. CMG has entered into an Employment Agreement with Mr. Schultz which provides for his employment and retention for five years commencing on January 1, 1998 subject to automatic one year extensions. For years after 1998, the Employment Agreements provide a minimum annual base salary, a minimum annual bonus target, and annual grants of long-term incentives with a minimum present value. If their employment is terminated within two years after a change in control or if they elect to leave within 90 days after a change in control, they will receive lump sum payments equal to three times the sum of their base salary and bonus targets, and benefits will continue to be provided for three years. If their employment is terminated by the Company without cause, they will receive lump sum severance payments equal to their base salary and bonus targets for the remainder of the Employment Agreement terms (but not less than two times the sum of their base salary and bonus targets), and benefits will continue to be provided for the remainder of the Employment Agreement terms (or, if longer, for two years).

   The Executive Deferred Compensation Plan ("EDCP") permits executives to defer receipt of up to 75% of their base salary and up to 100% of their cash bonuses. There is a Company match of $0.666 for each dollar deferred, with a maximum match of 4% of the participant's compensation (reduced by the Company match under the Company's qualified Retirement and Savings Plan). Effective January 1, 2002, the EDCP was amended to provide for a Company match of 100% of the first 3% of amounts deferred and 50% of the next 2% of amounts deferred (reduced by the Company match under the Company's qualified Retirement and Savings Plan). Amounts deferred by participants (and the related Company match) are assumed to have been invested as directed by the executive in various mutual funds and other investments (including Company Shares). Executives may also elect to surrender restricted stock to the Company in exchange for a credit to the participant's account in an amount equal to the value of the shares surrendered. There is a Company match of 4% of the value of shares surrendered on or after October 29, 2001. Amounts credited to the participant's restricted stock account on or after October 29, 2001 (and the related Company match) are assumed to have been invested in Common Shares. Upon termination of employment, the amounts then credited to the participant's account are distributed in a single lump sum payment or in monthly or annual installments for a term not to exceed ten years. The 2001 match for Messrs. Orr, Dougherty, Marino, Schultz and Rolls is reflected in the Summary Compensation Table under the "All Other Compensation" column.

   Under the LTIP, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. The present values of all accrued benefits under the Executive Deferred Compensation Plan and the SERP will be funded within five days after a change in control.

                               PERFORMANCE GRAPH

   The following Performance Graph compares the percentage change, for the period from August 13, 1998 through December 31, 2001, of the cumulative total shareholder return on the Company's Common Shares with the cumulative total return of the S&P 500 Stock Index and the Custom Composite.

                             [GRAPH APPEARS HERE]

                    8/13/98 9/30/98 12/31/98 3/31/99 6/30/99 9/30/99 12/31/99 3/31/00 6/30/00 9/30/00 12/31/00 3/31/01 6/30/01
                    ------- ------- -------- ------- ------- ------- -------- ------- ------- ------- -------- ------- -------
Convergys.......     $100    $100     $149    $114    $129    $132     $205    $258    $346    $259     $302    $240    $202
S&P(C) 500......     $100    $ 95     $115    $121    $129    $121     $139    $142    $139    $137     $127    $112    $118
Custom Composite..   $100    $ 91     $116    $124    $123    $117     $222    $305    $326    $269     $252    $188    $204
                    9/30/01 12/31/01
                    ------- --------
Convergys.......     $185     $250
S&P(C) 500......     $101     $112
Custom Composite..   $130     $159

   Convergys' total return assumes investment of $100 at the Company's IPO price of $15.00.

   Copyright(C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

   The Custom Composite Index consists of Amdocs LTD, Portal Software Inc. (beginning 3Q99), Sitel Corp., CSG Systems Int'l Inc., DST Systems Inc., APAC Customer Services Inc., Teletech Holdings Inc., and West Corp.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Ernst & Young LLP as independent accountants to audit the financial statements of the Company for the year 2002. One or more members of the firm of Ernst & Young LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions.

Audit Fees

   Aggregate fees paid to Ernst & Young for the audit of the Company's financial statements for the year 2001 and for the review of the Company's financial statements for its quarterly reports during the year 2001 were $324,000.

Financial Information Systems Design and Implementation

   Ernst & Young did not perform any financial information systems design or implementation work for the Company during the year 2001.

All Other Fees

   For all other services provided to the Company during 2001, Ernst & Young was paid $455,000 for audit-related services and $171,000 for tax and corporate finance services. Audit related services consisted primarily of statutory audits of the Company's foreign subsidiaries, audits of certain of the Company's employee benefit plans and reviews of the Company's controls over data processing services it provides to its clients.

                             SHAREHOLDER PROPOSALS

   Shareholder proposals intended for inclusion in the proxy statement for the annual meeting in 2003 must be received by the Company on or before November 13, 2002 and must comply with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. If a shareholder notifies the Company after January 12, 2003 of the intent to present a proposal, the Company will have the right to exercise discretionary voting authority with respect to that proposal without including information regarding such proposal in its proxy materials. Proposals or notices should be sent to W. H. Hawkins II, Secretary, 201 E. Fourth Street,
P. O. 1638, Cincinnati, Ohio 45201.

                      OTHER MATTERS TO COME BEFORE MEETING

   At the time this Proxy Statement was released for printing on March 8, 2002, the Company knew of no other matters which might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

   The costs of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of Common Shares and will be reimbursed for their expenses. The Company also has retained Georgeson Shareholder Communications Inc. to assist it in connection with the solicitation at an estimated fee of $10,000 plus reimbursement of out-of-pocket expenses.

                         FINANCIAL STATEMENTS AVAILABLE

   The Company's Annual Report to shareholders for the year 2001 is enclosed with this mailing. The Company's Annual Report on Form 10-K, which contains the financial statements for the Company and its subsidiaries as filed with the Securities and Exchange Commission for the year 2001 is also enclosed with this mailing. Requests for additional copies of any of these reports can be addressed to Investor Relations Department, 201 E. Fourth Street, P. O. Box 1638, Cincinnati, Ohio 45201.

                                          By Order of the Board of Directors

                                          /s/ W. H. Hawkins II
                                          W. H. Hawkins II
                                          Secretary

March 8, 2002

                                   APPENDIX I

                             CONVERGYS CORPORATION
                   1998 LONG TERM INCENTIVE PLAN, AS AMENDED

1. Purpose.

   The primary purpose of the Convergys Corporation 1998 Long Term Incentive Plan (the "Plan") is to further the long term growth of Convergys Corporation (the "Company") by offering competitive incentive compensation related to long term performance goals to those employees of the Company and its affiliates who will be largely responsible for planning and directing such growth. The Plan is also intended as a means of reinforcing the commonality of interest between the Company's shareholders and the employees who are participating in the Plan and as an aid in attracting and retaining employees of outstanding abilities and specialized skills. The Plan became effective on July 20, 1998, the date on which it is approved by the shareholders of the Company (the "Effective Date").

2. Administration.

   2.1 The Plan shall be administered by the Compensation and Benefits Committee (the "Committee") of the Company's Board of Directors (the "Board"). The Committee shall consist of at least three members of the Board (a) who are neither officers nor employees of the Company and (b) who are "outside directors" within the meaning of section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

   2.2 Subject to the limitations of the Plan, the Committee shall have complete authority (a) to select from the employees and Non-Employee Advisors (as defined in Section 10B) of the Company and its affiliates those individuals who shall participate in the Plan, (b) to make awards in such forms and amounts as it shall determine and to cancel or suspend awards, (c) to impose such limitations, restrictions and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (e) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. Determinations of fair market value under the Plan shall be made in accordance with the methods and procedures established by the Committee. The Committee's determinations on matters within its authority shall be conclusive and binding on the Company and all other parties.

   2.3 The Committee may delegate to one or more Senior Managers or to one or more committees of Senior Managers the right to make awards to employees who are not officers or directors of the Company and to Non-Employee Advisors.

3. Types of Awards.

   Awards under the Plan may be in any one or more of the following: (a) stock options, including incentive stock options ("ISOs"), (b) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (c) restricted stock, (d) performance shares and performance units conditioned upon meeting performance criteria and (e) other awards based in whole or in part by reference to or otherwise based on Company Common Shares, without par value ("Common Shares"), or other securities of the Company or any of its subsidiaries ("other stock unit awards"). In connection with any award or any deferred award, payments may also be made representing dividends or interest or other equivalent. No awards shall be made under the Plan after ten years from the Effective Date.

4. Shares Subject to Plan.

   Subject to adjustment as provided in Section 14 below, 38,000,000 of the Company's Common Shares shall be available for award under the Plan. Common Shares available in any year which are not used for awards under the Plan shall be available for award in subsequent years. Notwithstanding the foregoing, subject to adjustment as provided in Section 14 below, the total number of Common Shares available under the Plan for awards of ISOs shall not exceed 15,000,000 and the total number of Common Shares available for awards under the Plan to any one individual shall not exceed 3,000,000. In the future, if another company is acquired, any Common Shares covered by or issued as result of the assumption or substitution of outstanding grants of the acquired company shall not be deemed issued under the Plan and shall not be subtracted from the Common Shares available for grant under the Plan. The Common Shares deliverable under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares. If any Common Shares subject to any award are forfeited, or the award is terminated without issuance of Common Shares or other consideration, the Common Shares subject to such awards shall again be available for grant pursuant to the Plan.

5. Stock Options.

   Except as provided in Sections 10A and 10B, all stock options granted under the Plan shall be subject to the following terms and conditions:

   5.1 The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any employee of the Company or affiliate of the Company options to purchase Common Shares, which options may be options that comply with the requirements for incentive stock options set forth in section 422 of the Code ("ISOs") or options which do not comply with such requirements ("NSOs") or both. The grant of an option shall be evidenced by a signed written agreement ("Stock Option Agreement") containing such terms and conditions as the Committee may from time to time prescribe.

   5.2 The purchase price per Common Share of options granted under the Plan shall be determined by the Committee; provided that the purchase price per Common Share of any ISO shall not be less 100% of the fair market value of a Common Share on the date the ISO is granted.

   5.3 Unless otherwise prescribed by the Committee in the Stock Option Agreement, each option granted under the Plan shall be for a period of ten years, shall be exercisable in whole or in part after the commencement of the second year of its specified term and may thereafter be exercised in whole or in part before it terminates under the provisions of the Stock Option Agreement. The Committee shall establish procedures governing the exercise of options and shall require that notice of exercise be given and that the option price be paid in full in cash at the time of exercise. The Committee may permit an optionee, in lieu of part or all of the cash payment, to make payment in Common Shares or other property valued at fair market value on the date of exercise, as partial or full payment of the option price. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the optionee a certificate or certificates representing the acquired Common Shares, unless, in accordance with rules prescribed by the Committee, the optionee has elected to defer receipt of the Common Shares.

   5.4 Any ISO granted under the Plan shall be exercisable upon the date or dates specified in the Stock Option Agreement, but not earlier than one year after the date of grant of the ISO and not later than 10 years after the date of grant of the ISO, provided that the aggregate fair market value, determined as of the date of grant, of Common Shares for which ISOs are exercisable for the first time during any calendar year as to any individual shall not exceed the maximum limitations in section 422 of the Code. Notwithstanding any other provisions of the Plan to the contrary, no individual will be eligible for or granted an ISO if, at the time the option is granted, that individual owns (directly or indirectly, within the meaning of section 424(d) of the Code) stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

6. Stock Appreciation Rights.

   6.1 A SAR may be granted free-standing or in tandem with new options or after the grant of a related option which is not an ISO. The SAR shall represent the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of the Common Shares on the date of exercise of the SAR (or, if the Committee shall so determine in the case of any SAR not related to an ISO, any time during a specified period before the exercise date) exceeds the grant price of the SAR.

   6.2 The grant price and other terms of the SAR shall be determined by the Committee.

   6.3 Payment of the amount to which an individual is entitled upon the exercise of a SAR shall be made in cash, Common Shares or other property or in a combination thereof, as the Committee shall determine. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at fair market value on the date of exercise of the SAR.

   6.4 Unless otherwise determined by the Committee, any related option shall no longer be exercisable to the extent the SAR has been exercised and the exercise of an option shall cancel the related SAR to the extent of such exercise.

7. Restricted Stock.

   Common Shares awarded as restricted stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Committee otherwise elects. The recipient shall have, with respect to Common Shares awarded as restricted stock, all of the rights of a shareholder of the Company, including the right to vote the Common Shares, and the right to receive any cash dividends, unless the Committee shall otherwise determine. Upon termination of employment during the restricted period, all restricted stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, retirement, disability, death or special circumstances.

8. Performance Shares and Units.

   8.1 The Committee may award to any participant performance shares and performance units ("Performance Award"). Each performance share shall represent, as the Committee shall determine, one Common Share or other security. Each performance unit shall represent the right of the recipient to receive an amount equal to the value determined in the manner established by the Committee at time of award. Recipients of Performance Awards are not required to provide consideration other than the rendering of service, unless the Committee otherwise elects.

   8.2 Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

   8.3 The performance period for each award of performance shares and performance units shall be of such duration as the Committee shall establish at the time of award ("Performance Period"). There may be more than one award in existence at any one time, and Performance Periods may differ. The performance criteria for each Performance Period shall be determined by the Committee.

   8.4 The Committee may provide that amounts equivalent to dividends paid shall be payable with respect to each Performance Share awarded, and that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to amounts equivalent to dividends previously credited to the Participant. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to performance units.

   8.5 Payments of performance shares and any related dividends, amounts equivalent to dividends and amounts equivalent to interest may be made in a lump sum or in installments, in cash, property or in a combination thereof, as the Committee may determine. Payment of Performance Units and any related amounts equivalent to interest may be made in a lump sum or in installments, in cash, property or in a combination thereof, as the Committee may determine.

9. Other Stock Unit Awards.

   9.1 The Committee is authorized to grant to employees of the Company and its affiliates, either alone or in addition to other awards granted under the Plan, awards of Common Shares or other securities of the Company or any subsidiary of the Company and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company or any subsidiary of the Company ("other stock unit awards"). Other stock unit awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine.

   9.2 The Committee shall determine the employees to whom other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of other stock unit awards need not be the same with respect to each recipient. The recipient shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities prior to the later of the date on which the Common Shares or other securities are issued, or the date on which any applicable restrictions or performance or deferral periods lapse. Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to other stock unit awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares or other securities on the date of grant, unless the Committee otherwise elects.

10A. Grants to Non-Employee Directors.

   10A.1 For purposes of the Plan, "Non-Employee Director" means a member of the Board who is not an employee of the Company or an affiliate of the Company. In addition to awards to employees and Non-Employee Advisors, awards of stock options (other than ISOs) and restricted stock also may be made to Non-Employee Directors under the Plan. Except as otherwise provided in this Section 10A, any award to a Non-Employee Director shall be subject to all of the terms and conditions of the Plan.

   10A.2 The Board, in its sole discretion, may make awards to Non-Employee Directors. In exercising such authority, the Board shall have all of the power otherwise reserved to the Committee under the Plan, including, but not limited to, the sole and complete authority (a) to select the Non-Employee Directors who shall be eligible to receive awards, (b) to select the types and amounts of awards which may be made and (c) to impose such limitations, restrictions and conditions upon awards as the Board shall deem appropriate.

10B. Grants to Non-Employee Advisors.

   10B.1 For purposes of the Plan, "Non-Employee Advisor" means an individual selected by the Company or one or more of its affiliates to participate in one or more foreign advisory boards who is neither an employee of the Company or an affiliate of the Company nor a Non-Employee Director. In addition to awards to employees and Non-Employee Directors, awards (other than ISOs) also may be made to Non-Employee Advisors under the Plan. Except as otherwise provided in this
Section 10B, any award to a Non-Employee Advisor shall be subject to all of the terms and conditions of the Plan.

   10B.2 The Committee, in its sole discretion, may make awards to Non-Employee Advisors. In exercising such authority, the Committee shall have complete authority (a) to select the Non-Employee Advisors who shall be eligible to receive awards, (b) to select the types and amounts of awards which may be made and (c) to impose such limitations, restrictions and conditions upon awards as the Committee shall deem appropriate.

11. Nonassignability of Awards.

   Unless permitted by the Committee, no award granted under the Plan shall be assigned, transferred, pledged or otherwise encumbered by the recipient, otherwise than (a) by will, (b) by designation of a beneficiary after death or
(c) by the laws of descent and distribution. Each award shall be exercisable during the recipient's lifetime only by the recipient or, if permissible under applicable law, by the recipient's guardian or legal representative or, in the case of a transfer permitted by the Committee, by the recipient of the transferred amount.

12. Deferrals of Awards.

   The Committee may permit recipients of awards to defer the distribution of all or part of any award in accordance with such terms and conditions as the Committee shall establish.

13. Provisions Upon Change of Control.

   In the event of a Change in Control occurring on or after the Effective Date, the provisions of this Section 13 will supersede any conflicting provisions of the Plan.

   13.1 In the event of a Change in Control, all outstanding stock options and SARs under Sections 5 and 6 of the Plan shall become exercisable in full and the restrictions otherwise applicable to any common shares awarded as restricted stock under Section 7 of the Plan shall lapse; further, unless the Committee shall revoke such an entitlement prior to a Change in Control, any optionee who is deemed by the Committee to be a statutory officer ("insider") for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), shall be entitled to receive in lieu of exercise of any stock option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate price of such option, or portion thereof, in the event of a tender offer or similar event, (a) the final offer price per share paid for Common Shares times the number of Common Shares covered by the option or portion thereof, or (b) the aggregate value of the Common Shares covered by the stock option.

   In the event of a tender offer in which fewer than all Common Shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the Common Shares covered by a stock option as results from multiplying such Common Shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of a stock option shall be affected by this provision, all or such portion of the stock option shall be terminated.

   13.2 In the event of a Change in Control, a pro rata portion of all outstanding awards under Sections 8 and 9 of the Plan, whether in the form of performance shares or units, shall be paid to each recipient of the award within five business days of such Change in Control. The pro rata portion of such awards to be paid shall equal the full present value of each such award as of the first day of the month in which such Change in Control occurs multiplied by a fraction, the numerator of which shall equal the number of full and partial months (including the month in which any Change in Control occurs) since the date of the award and the denominator of which shall equal the number of months in the applicable performance period.

   13.3 For purposes of this Section 13, a "Change in Control" of the Company means and shall be deemed to occur if:

     (a) a tender shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

     (b) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the 1934 Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

     (c) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

     (d) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the 1934 Act, shall acquire 20% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) of the 1934 Act, controls in any manner the election of a majority of the directors of the Company; or

     (e) within any period of two consecutive years commencing on or after the effective date of the Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) pursuant to the 1934 Act.

   13.4 In the event of a Change in Control, the provisions of this Section 13 may not be amended on or subsequent to the Change in Control in any manner whatsoever which would be adverse to any recipient of an award under the Plan without the consent of such recipient who would be so affected; provided, however, the Board may make minor or administrative changes to this Section 13 or changes to conform to applicable legal requirements.

14. Adjustments.

   14.1 In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

   14.2 The Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry it into effect.

15. Amendments and Terminations.

   Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no such action shall impair the rights of any recipient of an award under the Plan without such recipient's consent and provided that no amendment shall be made without shareholder approval which shall (a) increase the total number of Common Shares reserved for issuance pursuant to the Plan, the total number of Common Shares which may be issued upon the exercise of ISOs or the total number of Common Shares which may be issued to any one individual or (b) change the classes of persons eligible to receive awards under the Plan.

16. Withholding.

   To the extent required by applicable federal, state, local or foreign law, the recipient of an award under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding obligations that arise in connection with the award and the Company shall have the right to withhold from any cash award the amount necessary, or retain from any award in the form of Common Shares a sufficient number of Common Shares, to satisfy the applicable withholding tax obligation. Unless otherwise provided in the applicable award agreement, a Participant may satisfy any tax withholding obligation by any of the following means or any combination thereof: (a) by a cash payment to the Company, (b) by delivering to the Company Common Shares owned by the Participant or (c) with the consent of the Committee, by authorizing the Company to retain a portion of the Common Shares otherwise issuable to the Participant pursuant to the exercise or vesting of the award.

17. CBI Stock Plan.

   17.1 For purposes of this Section 17, "CBI" means Cincinnati Bell Inc., "CBI Option" means an option to purchase CBI common shares granted under a CBI Stock Plan, "CBI Restricted Stock" means an award of CBI common shares as restricted stock under a CBI Stock Plan, "CBI Stock Plan" means, collectively, the Cincinnati Bell Inc. 1988 Long Term Incentive Plan, the Cincinnati Bell Inc. 1989 Stock Option Plan, the Cincinnati Bell Inc. 1997 Long Term Incentive Plan, the Cincinnati Bell Inc.1988 Stock Option Plan for Non-Employee Directors and the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors and "Distribution" means the date as of which CBI distributes to its shareholders all of the Common Shares owned by CBI.

   17.2 At the time of the Distribution, each holder of a CBI Option shall receive an additional stock option under this Plan ("Company Option") to purchase a number of Common Shares equal to the number of CBI common shares subject to the CBI Option. Each Company Option shall have the same terms and conditions (including vesting) as the CBI Option with respect to which it is granted, except that termination of employment shall mean, (a) in the case of a CBI employee or director, termination of employment with CBI and (b) in the case of a Company employee or director, termination of employment with the Company. The exercise price per share of each CBI Option (the "CBI Exercise Price") shall be reduced, and the exercise price per share of the associated Company Option (the "Company Exercise Price") shall be set so that (a) the sum of the CBI Exercise Price (after the reduction provided herein) and the Company Exercise Price is equal to the CBI Exercise Price (before the reduction provided herein) and (ii) the ratio of the CBI Exercise Price (after the reduction provided herein) to the Company Exercise Price is equal to the ratio of the average of the high and low per-share prices of CBI common shares on the New York Stock Exchange ("NYSE") on January 4, 1999 to the average of the high and low per-share prices of Common Shares on the NYSE on January 4, 1999. Notwithstanding the foregoing, in the event that the number of Common Shares to be distributed to each CBI shareholder at the time of the Distribution with respect to each CBI common share owned by the shareholder on the record date for the Distribution is greater or less than one, the number of Common Shares represented by each Company Option and the Company Exercise Price shall be adjusted to reflect such difference.

   17.3 At the time of the Distribution, the Common Shares to be distributed with respect to each CBI common share which constitutes CBI Restricted Stock shall be deemed to have been issued under this Plan and shall be subject to the same terms, conditions and restrictions (including vesting) which apply to the CBI Restricted Stock with respect to which the distribution is being made, except that termination of employment shall mean, (a) in the case of a CBI employee, termination of employment with CBI and (b) in the case of a Company employee, termination of employment with the Company.

                                  APPENDIX II
                            AUDIT COMMITTEE CHARTER

Purpose

   The Convergys Corporation Board of Directors' Audit Committee (the "Committee") shall assist the Board of Directors (the "Board") in overseeing the Company's financial reporting process, the systems of internal controls established by Management and the Board, and all audit processes. The Committee shall initiate and maintain open communication regarding these matters with the Board of Directors, Management, and all auditors.

Organization

   The Board shall elect all members of the Committee, which shall consist solely of three or more independent Board Directors. All Committee members shall be free of any relationship that could influence his or her judgment as a Committee member or interfere with the exercise of their independence from Management and the Company.

   At all times, at least one member of the Committee shall have accounting or related financial management expertise. In addition, all other members must possess knowledge and experience in financial matters, including the ability to read and understand the Company's fundamental financial statements.

                                Responsibilities

General

   The Committee shall meet at least four times each year, or more frequently as circumstances require, and may ask Management or others to attend meetings and provide pertinent information as necessary. It shall report Committee actions to the Board and shall make recommendations as appropriate.

   The Committee shall meet at least annually with Management, the Director of Internal Audit and the independent accountants in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

   On an annual basis, the Committee shall review and reassess the adequacy of this charter, and shall recommend changes to the Governance & Nominating Committee. The Committee shall disclose in the proxy statement for the Company's annual shareholders' meeting that a formal written charter has been adopted and the degree to which the Committee has satisfied its responsibilities during the prior year in compliance with the charter. At least once every three years, beginning in 2001, the Committee should verify that the Committee Charter is filed with the annual proxy statement by Management.

Financial Reporting Process

   The Committee shall regularly review key financial systems, procedures and controls that provide the information necessary to manage and report properly the operations of the Company. In fulfilling this responsibility, the Committee shall take the following actions:

  . In consultation with the external and internal auditors, the Committee shall review the integrity of the Company's internal and external financial reporting processes and Management's effectiveness in maintaining such integrity. In performing its review, the Committee will consider whether adequate procedures exist to comply with the regulations of the SEC and securities exchanges. The Committee shall review and consider the independent accountants and Management's judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices and proposed major changes thereto.

  . The Committee shall review with Company Management the Company's audited annual financial statements, the related independent accountants' opinion and the results of the external audit prior to the filing of the Company's Form 10-K. Based upon this review, the Committee should recommend to the full Board whether the audited financial statements should be included in the Company's Form 10-K. The Committee Chairperson should review with Management and the independent accountants the results of the independent accountant's review of the Company's interim financial statement prior to the filing of the Company's Forms 10-Q.

  . The Committee periodically shall review with general counsel and others as required, those legal and regulatory matters that may have a material impact on the Company's financial statements, related compliance policies, and programs.

Systems of Internal Controls

   The Committee assists the Board in overseeing the systems of internal controls established by Management and the Board, particularly with respect to maintenance of adequate controls related to financing, financial reporting, accounting, compliance with applicable laws and regulations, and ethics. The Committee shall review their adequacy and effectiveness with the independent accountant, the Director of Internal Audit, and financial and accounting personnel. In so doing, the Committee shall review recommendations for the improvement of internal control procedures and Management's responses to the recommendations.

   The Committee shall inquire of Management, the Director of Internal Audit, and the independent accountant about significant risks or exposures and assess the steps Management has taken to minimize such risk to the Company. The Committee shall review Management's actions to establish and maintain processes to assure that internal control systems are considered in the Company's planning process, including acquisition and integration of new businesses and companies and development and implementation of new computer systems.

   The Committee will actively help the Company maintain a proper ethical environment by periodically reviewing compliance procedures related to the Company's Code of Conduct and the Foreign Corrupt Practices Act.

Audit Processes

   The independent accountants and internal audit functions shall be accountable to the Board and the Committee. Accordingly, the Board of Directors is the independent accountant's client and, while the internal audit function shall report functionally to the Chief Financial Officer of Convergys Corporation through the Director of Internal Audit, it must report on a quarterly basis to the Committee. The Committee shall review the independence of the independent accountants and the objectivity of the internal audit function.

   The Committee shall maintain ongoing communications with the independent accountants to review whether the auditors maintain their independence. The Committee shall review with the independent accountants any major unresolved problems encountered during their examinations, as well as any restrictions imposed by Management on their audit scope.

   Annually, the Committee shall recommend the appointment of the independent accountants who will audit the financial statements of the Company to the Board of Directors for approval. The Committee shall also review the performance of the independent accountants, approve their fees and other compensation based on Management's analysis and approve any proposed discharge of the independent accountants when circumstances warrant. To aid in evaluating the auditors' independence, the Committee shall review and discuss all relationships that they have with the Company, including the range and cost of audit and non-audit services performed by the independent accountants, and shall obtain from them a formal written statement delineating all such relationships.

   With respect to the internal audit function, the Committee shall review its functions and activities. The Committee shall also review and approve the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit. It shall periodically review and approve the Internal Audit Charter and the Internal Audit Plan and review any difficulties encountered in the course of performing the audit function as defined in its Charter and approved Audit Plan.

Annual Reporting of Committee Activities with Respect to Audited Financial Statements

   The Committee should issue a report to be included in the annual proxy statement stating whether the Committee had reviewed and discussed the financial statements with Company Management, had discussed the required communications with the independent accountants, had received the required correspondence from the independent accountants regarding independence matters and whether the Committee recommended to the full Board the inclusion of the audited financial statements in the Company's Form 10-K. Additionally, the Committee should review the annual written affirmation provided by the Company to the New York Stock Exchange (NYSE) that the Committee had complied with the NYSE's rules for members' audit committees.

                               [LOGO] Convergys

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter your control number found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Mail

Please vote, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Corporate Trust Services, P.O. Box 535800, Pittsburgh, PA 15253.

--------------------------------------------------------------------------------
   Vote by Telephone             Vote by Internet               Vote by Mail
Call Toll-Free using a        Access the Website and         Return your proxy
   Touch-Tone phone               Cast your vote            In the Postage-paid
    1-800-542-1160           http://www.votefast.com         envelope provided
--------------------------------------------------------------------------------

                      Vote 24 hours a day, 7 days a week!

Your telephone and Internet vote must be received by 11:59 P.M. Eastern Daylight Time on April 22, 2002 to be counted in the final tabulation. If you vote by telephone or Internet, please do not send your proxy by mail.

              Your Control Number is printed on the reverse side.

--------------------------------------------------------------------------------
                             CONVERGYS CORPORATION
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2002

The undersigned hereby appoints John F. Barrett, Roger L. Howe and James F. Orr, and each or any of with full power of them, proxies, substitution, to represent and to vote all common shares of Convergys Corporation held of record by the undersigned on February 28, 2002, at the annual meeting of shareholders to be held on April 23, 2002, at 11:30 A. M. at the Aronoff Center in the Jarson-Kaplan Theater, 650 Walnut Street, Cincinnati, Ohio 45202, and at any adjournment thereof, notice of which meeting together with the related proxy statement has been received. The proxies are directed to vote the shares the undersigned would be entitled to vote if personally present.

Item 1  Authority to vote for the election of Class I directors whose terms expire in 2005:
------

        [_]  FOR all nominees listed                             [_] WITHHOLD authority to vote
             (except as marked to the contrary below)

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

        (01) David B. Dillon           (02) Eric C. Fast             (03) Sidney A Ribeau

                                                                                                  FOR        AGAINST       ABSTAIN
Item 2  To approve the amendments to the Convergys Corporation 1998 Long Term Incentive Plan.     [_]          [_]           [_]
------
Item 3  To approve the Convergys Corporation Annual Executive Plan.                               [_]          [_]           [_]
------
Item 4  To act upon such other matters as may properly come before the meeting.
------
                                                                                                 AGREE       AGAINST
        Householding election                                                                     [_]          [_]

                         (CONTINUED ON REVERSE SIDE.)

[LOGO] Convergys

c/o Corporate Trust Services
Mail Drop 10AT66-4129
38 Fountain Square Plaza
Cincinnati, OH 45263

              ============================================

               Your Control Number is:

              ============================================

    You are now able to cast your vote by using a touch-tone telephone or by using the Internet. Instructions for voting are on the reverse side.
                Your Control number for voting is noted above.

                             Fold and detach here

--------------------------------------------------------------------------------

Please vote, sign, date below and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so by revoking your proxy at an open meeting and voting by ballot. This proxy form, when properly executed, will be voted in accordance with the directions given by the shareholder. If no directions are given hereon, the proxy form will be voted FOR the election of directors and FOR Items 2 and 3.

                                       Dated _____________________________, 2002

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Signature if shares held jointly

                                       Please sign exactly as name(s) appear
                                       opposite. Executors, trustees,
                                       administrators and other fiduciaries
                                       should so indicate.